Exhibit 1

Transactions in the Securities of the Issuer Since the Most Recent Filing of Schedule 13D

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

FUND 1 INVESTMENTS, LLC

Sale of Common Stock	(229,992)	$4.5267	05/07/2026
Purchase of Common Stock	1,000	$4.7874	05/07/2026
Sale of Common Stock	(436,390)	$5.3174	05/08/2026
Purchase of Common Stock	5,000	$5.3249	05/08/2026
Purchase of Common Stock	350,620	$5.4400	05/11/2026
Purchase of Common Stock	138,500	$5.3639	05/11/2026
Sale of Common Stock	(9,100)	$5.3397	05/11/2026
Purchase of Common Stock	15,000	$4.9828	05/14/2026
Sale of Common Stock	(136,426)	$5.5180	05/27/2026
Purchase of Common Stock	13,881	$5.5189	05/27/2026
Sale of Common Stock	(9,315)	$5.5827	05/27/2026
Purchase of Common Stock	18,635	$5.5247	05/27/2026
Sale of Common Stock	(170,760)	$5.7019	05/29/2026
Sale of Common Stock	(3,107)	$5.7094	05/29/2026
Sale of Common Stock	(2,423)	$5.7122	05/29/2026
Sale of Common Stock	(2,841)	$5.7154	05/29/2026
Sale of Common Stock	(2,007)	$5.7141	05/29/2026
Purchase of Common Stock	6,619	$5.7600	05/29/2026
Purchase of Common Stock	5,539	$5.7213	05/29/2026
Sale of Common Stock	(426)	$5.7156	05/29/2026
Sale of Common Stock	(1,700)	$5.7209	05/29/2026
Sale of Common Stock	(12,166)	$5.7230	05/29/2026
Purchase of Common Stock	8,518	$5.7169	05/29/2026
Sale of Common Stock	(5,446)	$5.7277	05/29/2026
Purchase of Common Stock	35,000	$5.2937	06/02/2026
Purchase of Common Stock	25,000	$5.2381	06/03/2026
Purchase of Common Stock	20,000	$5.3156	06/04/2026
Purchase of Common Stock	10,000	$5.2586	06/04/2026
Purchase of Common Stock	10,000	$5.2743	06/05/2026
Purchase of Common Stock	10,000	$5.0792	06/05/2026
Purchase of Common Stock	97,500	$5.0999	06/05/2026
Purchase of Common Stock	10,000	$5.2752	06/08/2026
Purchase of Common Stock	10,000	$5.2445	06/08/2026
Purchase of Common Stock	6,000	$5.2613	06/09/2026
Purchase of Common Stock	40,000	$5.1679	06/09/2026
Sale of Common Stock	(143,450)	$5.2109	06/09/2026
Purchase of Common Stock	14,772	$5.2044	06/10/2026
Purchase of Common Stock	2,000	$5.2490	06/10/2026
Purchase of Common Stock	10,000	$5.2117	06/10/2026
Sale of Common Stock	(4,247)	$5.3068	06/10/2026
Purchase of Common Stock	115,000	$5.4293	06/11/2026
Purchase of Common Stock	25,000	$5.3842	06/12/2026
Purchase of Common Stock	2,500	$5.4600	06/15/2026
Purchase of Common Stock	5,000	$5.3700	06/17/2026